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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2003, except for Note 8, as to which the date is March 12, 2003, relating to the financial statements of Genaissance Pharmaceuticals, Inc., which appears in Genaissance Pharmaceuticals Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Hartford, CT
November 13, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS